EXHIBIT 16.1

May 11, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.	20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Dollar Thrifty Automotive Group, Inc. Retirement Savings Plan's Form 8-K dated May 10, 2006, and have the following comments:

1.	We agree with the statements made in the first, second, and third paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the fourth paragraph.

Yours truly,

/s/  DELOITTE & TOUCHE LLP

Tulsa, Oklahoma